   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 51 to File No. 2-57791; Amendment No. 51 to File No. 811-2715) of Delaware Group State Tax-Free Income Trust of our report dated April 12, 2005, included in the 2005 Annual Report to shareholders.

                                                 Ernst & Young LLP

Philadelphia, Pennsylvania
June 24, 2005